Articles of Incorporation
                                       Of
                            VentureQuest Group, Inc.

         THE  UNDERSIGNED   person,   acting  as  the  sole  incorporator  under
applicable provisions of the Nevada Business Corporation Act, does hereby adopt the following Articles of Incorporation for said corporation.

                                    ARTICLE I
                                      NAME

         The name of the corporation is VentureQuest Group, Inc.

                                   ARTICLE II
                                    DURATION

         The duration of the corporation is perpetual.

                                   ARTICLE III
                                    PURPOSES

         The specific purposes for which the corporation is organized is:

         (a) The acquisition, development and licensing of certain computer based technology designed to offer a full range of casino-style gaming, entertainment, information and financial transaction services over the worldwide Internet.

         (b) To enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.

         (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.

         (d) To change its primary business purpose from time to time as may be deemed advisable by the Board of Directors.

         (e) To engage in any other lawful  business  authorized  by the laws of
         Nevada  or  any  other  state  or  other   jurisdiction  in  which  the
         corporation may be authorized to do business.

                                   ARTICLE IV
                                     CAPITAL

         The corporation shall have authority to issue One Hundred Million (100,000,000) common shares, One Tenth of a Cent (.001) par value. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Nevada Business Corporation Act.

         None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.



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                                    ARTICLE V
                                    DIRECTORS

         The corporation shall be governed by a Board of Directors that shall consist of no less than one (1) director and no more than nine (9) directors. The name and address of the corporation's initial director shall be:
                               Leonard E. Neilson
                        1121 East 3900 South, Suite C-200
                           Salt Lake City, Utah 84124

                                   ARTICLE VI
                             LIABILITY OF DIRECTORS

         The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of Nevada Revised Statutes, as the same may be amended and supplemented.

                                   ARTICLE VII
                                 INDEMNIFICATION

         The corporation shall, to the fullest extent permitted by the provisions of Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities or other matters referred to therein, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                                     BY-LAWS

         Provisions  for  the   regulation  of  the  internal   affairs  of  the
corporation not provided for in these Articles of Incorporation shall be set forth in the By-Laws.

                                   ARTICLE IX
                            RESIDENT OFFICE AND AGENT

         The address of the corporation's initial resident office shall be 6100 Neil Road, Suite 500, Reno, Nevada 89520. The corporation's initial Resident Agent at such address shall be Corporation Trust Company of Nevada.

         The undersigned, a duly appointed representative of Corporation Trust Company of Nevada, hereby acknowledges and accepts appointment as Resident Agent for VentureQuest Group, Inc.


______________________________                    Date:
Signature of Resident Agent

                                  ARTICLE VIII
                                  INCORPORATOR

         The identity and address of the sole incorporator is:

                               Leonard E. Neilson
                        1121 East 3900 South, Suite C-200
                           Salt Lake City, Utah 84124








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         The  aforesaid  incorporator  shall  be  the  initial  Director  of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and accepted their election as directors of the corporation.


                                                     /s/  Leonard E. Neilson
                                                     ------------------------
                                                          Leonard E. Neilson



         IN WITNESS WHEREOF, Leonard E. Neilson, has executed these Articles of Incorporation in duplicate this 24th day of January, 1999, and says:

         That I am the sole incorporator herein; that I have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters I believe them to be true.



                                                     /s/  Leonard E. Neilson
                                                     ------------------------
                                                          Leonard E. Neilson



State of Utah
                                    ss
County of Salt Lake


Subscribed and sworn before me this 24th day of January, 2000 by Leonard E. Neilson.



                                            ----------------------
                                            Notary Public



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